Exhibit 4.1

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY,
Issuer

5.25% Contingent Convertible Senior Notes Due 2029

INDENTURE

U.S. Bank National Association,
Trustee

December 22, 2009

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	N.A.
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(c)	N.A.
	(d)	N.A.
314	(a)	4.02, 4.03
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	N.A.
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	N.A.
	(c)	N.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
318	(a)	N.A.

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

i

Exhibit A	-	Form of Global Security
Exhibit B	-	Transfer Certificate
Schedule A	-	Additional Shares Table

v

INDENTURE dated as of December 22, 2009 among AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 5.25% Contingent Convertible Senior Notes due 2029 (the “Securities”):

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Acquisition Value” of the Common Stock means, for each Trading Day in the Valuation Period, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change in Control, (i) for any cash, 100% of the face amount of such cash; (ii) for any Acquirer Common Stock, 100% of the closing sale price of such acquirer common stock on each such Trading Day; and (iii) for any other securities, assets or property, 102% of the fair market value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Trustee for this purpose.

“Affiliate” has the meaning provided in Rule 405 under the Securities Act.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Beneficial Owner” shall be determined in accordance with Rule 13d-3 and Rule 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that: (i) a person shall be deemed to have “Beneficial Ownership” of all shares of Common Stock that the Person has the right to acquire, whether exercisable immediately or only after the passage of time and (ii)

any percentage of “Beneficial Ownership” shall be determined using the definition in clause (i) in both the numerator and the denominator.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board of directors authorized to act for it with respect to this Indenture.

“Board Resolutions” means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change in Control” means the occurrence of one or more of the following events:

(a)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the properties and assets of the Company, to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a “Group”);

(b)           the approval by the holders of the Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with this Indenture;

(c)           any Person or Group, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary, becomes the Beneficial Owner, directly or indirectly, of shares of Voting Stock representing in excess of 50% of the aggregate ordinary voting power represented by all of the issued and outstanding Voting Stock of the Company; or

(d)           the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“Closing Sale Price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Acquirer Common Stock as reported in composite transactions on the New York Stock Exchange or the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Pink OTC Markets, Inc.

“Common Stock” shall mean shares of the Company’s Common Stock, $1.00 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Common Stock Price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Common Stock as reported in composite transactions on the New York Stock Exchange or the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Pink OTC Markets, Inc.  If the Common Stock is not so quoted, the “Common Stock Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors as of the date hereof or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Conversion Price” means $9.69 per share of Common Stock as of the date of this Indenture, subject to the adjustments described in Section 10.05 hereof.

“Conversion Rate” means the number of shares of Common Stock equal to $1,000 divided by the Conversion Price, which shall be approximately 103.1992 prior to any adjustment thereto.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at U.S. Bank National Association, 60 Livingston Avenue EP-MN-WS3C, St. Paul, MN 55107-2292, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchaser” shall mean FBR Capital Markets & Co.

“Market Price” means the average of the Common Stock Prices for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation, appropriately adjusted (as determined in good faith by the Board of Directors, whose determination shall be conclusive) to take into account the occurrence, during the period commencing on the first of such 20 consecutive Trading Days and ending on such record date, of any event requiring adjustment of the Conversion Price under this Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation under which any indebtedness is created, evidenced or secured, including, in the case of the Securities, Contingent Interest and Liquidated Damages, if any.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not such title is preceded by any modifier such as “Executive, “Senior” or the like), the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person or any other officer designated by the board of directors of such Person serving in a similar capacity; provided that the designation of any such Officer of the Company by the Board of Directors shall be evidenced in a Board Resolution.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or the principal accounting officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is acceptable to the Trustee in its reasonable discretion.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Public Acquirer Change in Control” means any transaction described in clause (c) of the definition of Change in Control where the acquirer, or any entity that it is a direct or indirect ‘‘beneficial owner’’ (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s capital stock that are entitled to vote generally in the election of directors, but in each case other than the Company, has a class of common stock traded on a national securities exchange or reported by Pink OTC Markets Inc. or which will be so traded or reported when issued or exchanged in connection with such Change in Control. Such acquirer’s or other entity’s class of common stock traded on a national securities exchange or reported by Pink OTC Markets Inc. which will be so traded or reported when issued or exchanged in connection with such fundamental change is herein referred to as “Acquirer Common Stock.”

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means any of the Company’s 5.25% Contingent Convertible Senior Notes Due 2029 issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” has the meaning ascribed to such term in Regulation S-X (17 CFR Part 210).

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances (determined without regard to any classification of directors) shall at the time be owned, directly or indirectly, by such Person, (ii) any other Person (other than a partnership) of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tax Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States federal income tax purposes pursuant to Treasury regulation section 1.1275-4 or any successor provision.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means any regular or abbreviated trading day of The New York Stock Exchange.

“Trading Price” on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include the Initial Purchaser; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used.  If the Trustee cannot reasonably obtain at least one such bid or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be determined in good faith by the Trustee, taking into account in such determination such factors as it, in its sole discretion after consultation with the Company, deems appropriate.

“Transfer Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02.  Other Definitions.

Term	Defined in Section

Acceleration Notice	6.02(a)
Accepted Purchased Shares	10.05(f)
Act	1.05(a)

Term	Defined in Section

Additional Shares	10.01(b)
Agent Members	2.12(e)
Authenticating Agent	2.02
Change in Control Repurchase Date	3.09(a)
Change in Control Repurchase Price	3.09(a)
Change in Control Repurchase Notice	3.09(c)
Company Change in Control Repurchase Notice	3.09(b)
Company Repurchase Notice	3.08(b)
Contingent Interest	Exhibit A
Contingent Interest Average Trading Price	Exhibit A
Contingent Interest Period	Exhibit A
Conversion Agent	2.03
Conversion Date	10.02(a)
Conversion Value	10.14(a)
Damages Payment Date	4.07(b)
Depositary	2.01(b)
Determination Date	10.14(b)
Divided Threshold Amount	10.05(e)
DTC	2.01(b)
Effective Date	10.01(b)
Event of Default	6.01
Ex-Dividend Date	10.01(a)(ii)
Global Security	2.01(b)
Interest Payment Date	Exhibit A
Legal Holiday	11.08
Liquidated Damages	4.07(a)
Net Share Amount	10.14(b)
Net Shares	10.14(b)
Notice of Redemption	3.03
Offer Expiration Time	10.05(d)
Paying Agent	2.03
Payment Default	6.01(e)
Principal Return	10.14(b)
Pre-Dividend Sale Price	10.05(e)
Principal Value Conversion	10.01(a)
Purchased Shares	10.05(d)
Redemption Date	3.01(a)
Redemption Price	3.01(a)
Registrar	2.03
Repurchase Date	3.08(a)
Repurchase Notice	3.08(a)
Repurchase Price	3.08(a)

Term	Defined in Section

Paying Agent	2.03
Purchased Shares	10.05(d)
QIB	2.06(e)
Quarter	10.01(a)
Record Date	Exhibit A
Redemption Date	3.01(a)
Redemption Price	3.01(a)
Registrar	2.03
Rule 144A Information	4.06
Share Price	10.01(b)
Spinoff Valuation Period	10.05(c)
Transfer Restricted Securities	2.06(e)
Ten Day Average Closing Stock Price	10.14(a)
Valuation Period	10.01(c)

Section 1.03.  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms incorporated by reference in this Indenture have the following meanings:

“Commission” means the SEC.

“Indenture Securities” means the Securities.

“Indenture Security Holder” means a Holder.

“Indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

“Obligor” on the indenture securities means the Company.

All other TIA terms incorporated by reference in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.04.  Rules of Construction.  Unless the context otherwise requires:

(a)        a term has the meaning assigned to it;

(b)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)        “or” is not exclusive;

(d)        “including” means including, without limitation; and

(e)        words in the singular include the plural, and words in the plural include the singular.

Section 1.05.  Acts of Holders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing or in the case of Securities evidenced by a Global Security, by any electronic transmission or other message, whether or not in written format, that complies with the Applicable Procedures; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)        The ownership of Securities shall be proved by the register maintained by the Registrar.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)        If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2
THE SECURITIES

Section 2.01.  Form and Dating.

(a)        Forms.  The Securities and the Trustee’s certificate of authentication shall be substantially in the forms set forth on Exhibit A, which are a part of this Indenture and incorporated by reference herein.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.

The terms and provisions contained in any series of Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)        Global Securities.  Unless otherwise required by law or otherwise contemplated by Section 2.12(a), all of the Securities will be represented by one or more Securities in global form (a “Global Security”), which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Section 2.02.  Execution and Authentication.  The Securities shall be executed on behalf of the Company by the manual or facsimile signature of any Officer.

Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Securities.  Unless otherwise provided in the appointment, the Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.  The Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Trustee shall authenticate and deliver Securities for original issue upon receipt of a Company Order and Board Resolutions authorizing the issuance of the Securities referenced in such Company Order.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

Section 2.03.  Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for repurchase or payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company, upon prior written notice to the Trustee, may have one or more co-registrars, one or more additional paying agents reasonably acceptable to the Trustee and one or more additional conversion agents.  The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 4.05.  The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (if other than the Trustee).  Such agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its Subsidiaries or an Affiliate of the Company or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.04.  Paying Agent to Hold Money in Trust.  Except as otherwise provided herein, not later than 11:00 a.m. (New York City time) on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money and shares of Common Stock, as applicable, sufficient to make such payments becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and shares of Common Stock, as applicable, held by such Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, such Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all moneys and shares of Common Stock, as applicable, held in trust.  If the Company, a Subsidiary of the

Company or an Affiliate of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money and shares of Common Stock, as applicable, held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require each Paying Agent to pay all money and shares of Common Stock, as applicable, held by it to the Trustee and to account for any funds disbursed by it.  Upon doing so, such Paying Agent shall have no further liability for such money or shares of Common Stock, as the case may be.  The Paying Agent and Trustee shall return to the Company upon written request any money or shares of Common Stock held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or shares of Common Stock must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 2.05.  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on each June 1 and December 1 and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee and dated not more than 15 days prior to the time such information is furnished; provided that the list of Holders provided on June 1 and December 1 shall contain the list of Holders as of the immediately preceding May 20 and November 20, respectively.

Section 2.06.  Transfer and Exchange.

(a)        Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Securities to the Registrar, together with a written instrument of transfer satisfactory to the Registrar, substantially in the form affixed to the form of Security attached as Exhibit A hereto, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, at the office or agency of the Registrar or co-registrar, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder thereof, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by such Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Registrar or co-registrar.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Change in Control Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased) or any Securities for a period of 5 days before the mailing of a notice of redemption to each Holder of Securities to be redeemed, as provided in Section 3.03.

(b)        Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(c)        The Registrar shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by the Registrar of Securities upon transfer or exchange of Securities.

(d)        The Registrar shall not be required to make registrations of transfer or exchange of Securities during any periods designated in the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(e)        Notwithstanding any other provision of this Indenture or the Securities, until the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act (or any successor provision), the Securities may not be transferred or exchanged in whole or in part other than (i) to a person whom the seller reasonably believes is a qualified institutional buyer, as such term is defined in Rule 144A (a “QIB”), in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or any of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States.  Whenever any Security is presented or surrendered for registration of transfer or exchange for a Security registered in a name other than that of the Holder thereof, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

Any certificate evidencing a Security (and all securities issued in exchange therefore or substitution thereof) shall bear the Transfer Restricted Securities Legend, unless (1) such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, (2) such Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) or (3) otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Every Security that bears or is required under this Section 2.06(e) to bear the Transfer Restricted Securities Legend (the “Transfer Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) (including those set forth in the Transfer Restricted Securities Legend), and the Holder of each such Transfer Restricted Security, by such Security Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.06(e), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Transfer Restricted Security or any interest therein.

Any Security (or Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Transfer Restricted Securities Legend have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Transfer Restricted Securities Legend.  If the Transfer Restricted Security surrendered for exchange is represented by a Global Security bearing a Transfer Restricted Securities Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Transfer Restricted Securities Legend shall be increased by an equal principal amount.  If a Global Security without the Transfer Restricted Securities Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Security without the Transfer Restricted Securities Legend to the Depositary.

Section 2.07.  Replacement Securities.  If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the mutilation, destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity, at the expense of the Holder thereof, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of Section 8-303 of the Uniform Commercial Code as adopted in the State of New York), the Company shall execute, and upon the Company’s written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, at the expense of the Holder thereof, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or repurchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.  Outstanding Securities; Determinations of Holders’ Action.  Securities outstanding at any time are all the Securities authenticated by the Trustee pursuant to this Indenture, except for those cancelled by it, those delivered to it for cancellation pursuant to Section 2.10 and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or any Affiliate of the Company holds the Security; provided that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; and provided further that Securities that the Company or an Affiliate offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or an Affiliate until legal title to such Securities passes to the Company or such Affiliate, as the case may be.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent holds, in accordance with this Indenture, prior to 11:00 a.m., New York City time, on a Redemption Date, or on the Business Day following a Repurchase Date or a Change in Control Repurchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Repurchase Date, Change in Control Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest (including Contingent Interest and Liquidated Damages, if any) on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (including Contingent Interest, if any) shall cease to accrue on such Security.

Section 2.09.  Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive

Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10.  Cancellation.  All Securities surrendered for payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedures.

Section 2.11.  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or the payment of any Redemption Price, Repurchase Price or Change in Control Repurchase Price in respect thereof, and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12.  Global Securities.

(a)        Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary, any successor Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the name of any Person designated by the Company if  (1) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such

Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (2) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (3) an Event of Default has occurred or is continuing with respect to the Securities, and either (i) the Depositary notifies the Trustee that it elects to cause the issuance of Securities in definitive form or (ii) a holder of a beneficial interest in a Global Security requests to exchange such beneficial interest for Securities registered in the name of another Person.  Any Global Security exchanged pursuant to clauses (1) or (2) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(b)        Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(c)        Subject to the provisions of Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)        If any of the events specified in Section 2.12(a) occurs, the Company will promptly make available to the Trustee a reasonable supply of Securities in definitive form.

(e)        Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf

Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(f)         With respect to any Global Security, the Company, the Registrar and the Trustee shall be entitled to treat the Person in whose name such Global Security is registered as the absolute owner of such Security for all purposes of this Indenture, and neither the Company, the Registrar nor the Trustee shall have any responsibility or obligation to any Agent Members or other beneficial owners of the Securities represented by such Global Security.  Without limiting the immediately preceding sentence, neither the Company, the Registrar nor the Trustee shall have any responsibility or obligation with respect to (1) the accuracy of the records of the Depositary or any other Person with respect to any ownership interest in any Global Security, (2) the delivery to any Person, other than a Holder, of any notice with respect to the Securities represented by a Global Security, including any notice of redemption or repurchase, (3) the selection of the particular Securities or portions thereof to be redeemed or repurchased in the event of a partial redemption or repurchase of part of the Securities outstanding or (4) the payment to any Person, other than a Holder, of any amount with respect to the principal of or Redemption Price, Repurchase Price, Change in Control Repurchase Price or accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) with respect to any Global Security.

Section 2.13.  CUSIP Numbers.  The Company may issue the Securities with one or more CUSIP numbers (if then generally in use), and, if the Company so elects, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14.  Designation.  The indebtedness evidenced by the Securities is hereby irrevocably designated as “senior indebtedness” or such other term denoting seniority for the purposes of any other existing or future indebtedness of the Company which the Company makes subordinate in right of payment to any senior (or such other term denoting seniority) indebtedness of the Company.

ARTICLE 3
REDEMPTION AND REPURCHASES

Section 3.01.  Right to Redeem; Notices to Trustee.

(a)        Optional Redemption.  On or after December 15, 2014, the Company, at its option, may redeem the Securities in whole at any time or in part from time to time (each such date, a “Redemption Date”), in any integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of the Securities to be redeemed (the “Redemption Price”), together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Redemption Date; provided that if the Redemption Date is between the close of business on an interest record date and the opening of business on the related Interest Payment Date, accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant interest record date.

(b)        Notice to Trustee.  If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.  The Company shall give the notice to the Trustee provided for in this Section 3.01(b) by a Company Order prior to the date notice of redemption is to be given to Holders pursuant to Section 3.03 (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02.  Selection of Securities to Be Redeemed.  If less than all the Securities are to be redeemed, subject to the Applicable Procedures in the case of Global Securities to be so redeemed, the Trustee shall select the Securities to be redeemed by any method that the Trustee deems fair and appropriate.  In the event of a partial redemption, the Trustee may select for redemption portions of the principal amount of Securities in principal amounts of $1,000 and integral multiples thereof.

Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected for redemption, the converted portion of such Security shall be deemed (so far as possible) to be the portion selected for redemption.  Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03.  Notice of Redemption.  At least 30 days but not more than 60 days before any Redemption Date, the Company shall mail a notice of redemption (the “Notice of Redemption”) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice of redemption shall identify the Securities to be redeemed and shall state:

(a)        the Redemption Date;

(b)        the Redemption Price and, to the extent known at the time of such notice the amount of accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) payable on the Redemption Date;

(c)        the current Conversion Price;

(d)        the name and address of the Paying Agent and Conversion Agent;

(e)        that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(f)         that Holders who want to convert Securities must satisfy the requirements set forth in the Securities and Article 10 of this Indenture;

(g)        that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price therefor, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon;

(h)        if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(i)         that, unless the Company defaults in paying the Redemption Price, interest (including Contingent Interest and Liquidated Damages, if any) on Securities called for redemption will cease to accrue on and after the Redemption Date and the Securities called for redemption will cease to be outstanding; and

(j)         the CUSIP number of the Securities called for redemption.

At the Company’s request, the Trustee shall give the Notice of Redemption in the Company’s name and at the Company’s expense, so long as the Company makes such request at least three Business Days prior to the date by which such Notice of Redemption is to be given to Holders in accordance with this Section 3.03 and the Company provides the Trustee with all information required for such notice of redemption.

If any of the Securities is in the form of a Global Security, then the Company shall modify such Notice of Redemption to the extent necessary to accord with the Applicable Procedures that apply to the redemption of Global Securities.

Section 3.04.  Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice of redemption, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, except for Securities which are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice of redemption, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Redemption Date.

Section 3.05.  Deposit of Redemption Price.  Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary thereof or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Redemption Price of all Securities to be redeemed on the Redemption Date, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Redemption Date, other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted pursuant to Article 10.  The Paying Agent shall as promptly as practicable return to the Company any money not required for making payments on the Redemption Date because of the conversion of Securities pursuant to Article 10.  If such money is then held by the Company in trust and is not required for making payments on the Redemption Date, it shall be discharged from such trust.

Section 3.06.  Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of any authorized denomination as requested by such

Holder in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal amount of the Security surrendered.

Section 3.07.  Sinking Fund.  There shall be no sinking fund provided for the Securities.

Section 3.08.  Repurchase of Securities at Option of the Holder on Specified Dates.

(a)        At the option of the Holder, the Company shall repurchase on December 15, 2014, December 15, 2019 and December 15, 2024 (each, a “Repurchase Date”) all or a portion of the Securities held by such Holder for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Repurchase Date.

Securities shall be repurchased pursuant to this Section 3.08 at the option of the Holder thereof upon:

(i)        delivery to the Company and the Paying Agent by the Holder of a written notice (a “Repurchase Notice”) at any time from the opening of business on the date that is 30 Business Days prior to the Repurchase Date until the close of business on the Business Day prior to such Repurchase Date stating:

(A)         if the Security which the Holder will deliver to be repurchased is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(B)         the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or any integral multiple thereof; and

(C)         that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in this Indenture; and

(ii)       delivery or book-entry transfer of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor, together with accrued but unpaid interest (including Contingent

Interest and Liquidated Damages, if any); provided that the Repurchase Price, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery to the Paying Agent of the Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 3.08.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(b)        Company Repurchase Notice.  In connection with any repurchase of Securities pursuant to this Section 3.08, the Company shall give written notice of the Repurchase Date to the Holders (the “Company Repurchase Notice”).  The Company Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 Business Days prior to any Repurchase Date.  Each Company Repurchase Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i)        the Repurchase Price, the Conversion Price and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) that will be payable with respect to the Securities on the Repurchase Date;

(ii)       the name and address of the Paying Agent and the Conversion Agent;

(iii)      that Securities as to which a Repurchase Notice has been given may be converted only if (x) the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture and (y) the Securities may be converted pursuant to Article 10 of the Indenture;

(iv)     that Securities must be surrendered to the Paying Agent to collect payment of the Repurchase Price and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any);

(v)      that the Repurchase Price for any Securities as to which a Repurchase Notice has been given and not withdrawn, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) payable with respect thereto, shall be paid promptly following the later of the Repurchase Date and the time of surrender of such Securities as described in clause (iv);

(vi)     the procedures the Holder must follow under this Section 3.08;

(vii)    the conversion rights of the Securities;

(viii)   that, unless the Company defaults in making payment of such Repurchase Price, interest (including Contingent Interest and Liquidated Damages, if any) on Securities covered by any Repurchase Notice will cease to accrue on and after the Repurchase Date;

(ix)      the CUSIP number of the Securities; and

(x)       the procedures for withdrawing a Repurchase Notice or (as specified in Section 3.10).

At the Company’s request, which shall be made at least three Business Days prior to the date by which the Company Repurchase Notice is to be given to the Holders in accordance with this Section 3.08, and at the Company’s expense, the Trustee shall give the Company Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Repurchase Notice shall be prepared by the Company.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

Section 3.09.  Repurchase of Securities at Option of the Holder Upon a Change in Control.

(a)        If at any time that Securities remain outstanding there shall have occurred a Change in Control, Securities shall be repurchased by the Company, at the option of the Holder thereof, at a price in cash (the “Change in Control Repurchase Price”) equal to 100% of the aggregate principal amount of such Securities plus accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the date (the “Change in Control Repurchase Date”) fixed by the Company that is not less than 30 days nor more than 45 days after the date the Company Change in Control Repurchase Notice (as defined below) is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c); provided that if the Change in Control Repurchase Date is between the close of business on an interest record date and the opening of business on the related Interest Payment Date, accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant interest record date.

(b)        Company Change in Control Repurchase Notice.  In connection with any repurchase of Securities pursuant to this Section 3.09, the Company shall give written notice of the occurrence of a Change in Control, the repurchase right arising as a result thereof and the Change in Control Repurchase Date to the Holders and the Trustee (the “Company Change in Control Repurchase Notice”).  The Company Change in Control Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not more than 30 days after the occurrence of a Change in Control.  Each Company Change in Control Repurchase Notice shall include a form of Change in Control Repurchase Notice to be completed by a Holder and shall state:

(i)        the Change in Control Repurchase Date;

(ii)       the Change in Control Repurchase Price, the Conversion Price and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) that will be payable with respect to the Securities on the Change in Control Repurchase Date;

(iii)      the name and address of the Paying Agent and the Conversion Agent;

(iv)     that the Company must receive the Holder’s Change in Control Repurchase Notice on or before the close of business on the third Business Day prior to the Change in Control Repurchase Date;

(v)      that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Repurchase Price and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any);

(vi)     that the Change in Control Repurchase Price for any Securities as to which a Change in Control Repurchase Notice has been given and not withdrawn, together with any accrued but unpaid interest (including Liquidated Damages, if any) payable with respect thereto, shall be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Securities as described in clause (v);

(vii)    the procedures the Holder must follow under this Section 3.09;

(viii)   the conversion rights of the Securities, including that Securities as to which a Change in Control Repurchase Notice has been given may be converted only if such Change in Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)      that, unless the Company defaults in making payment of such Change in Control Repurchase Price, interest (including Contingent Interest and Liquidated Damages, if any) on Securities covered by any Change in Control Repurchase Notice will cease to accrue on and after the Change in Control Repurchase Date;

(x)       the CUSIP number of the Securities; and

(xi)      the procedures for withdrawing a Change in Control Repurchase Notice (as specified in Section 3.10).

At the Company’s request, which shall be made at least three Business Days prior to the date by which the Company Change in Control Repurchase Notice is to be given to the Holders in accordance with this Section 3.09 and at the Company’s expense, the Trustee shall give the Company Change in Control Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Change in Control Repurchase Notice shall be prepared by the Company.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

(c)        For a Security to be so repurchased at the option of the Holder upon a Change in Control, the Paying Agent must receive such Security with the form entitled “Option to Elect Repurchase Upon a Change in Control” (a “Change in

Control Repurchase Notice”) on the reverse thereof duly completed, together with such Security duly endorsed for transfer, on or before the close of business on the third Business Day prior to the Change in Control Repurchase Date.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery to the Paying Agent of the Change in Control Repurchase Price, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, to be received by the Holder promptly following the later of the Change in Control Repurchase Date and the time of delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 3.09.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.09 shall be satisfied if a third party makes an offer to repurchase outstanding Securities after a Change in Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.09 and such third party purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.09.

(d)        Not more than 30 days after the occurrence of a Change in Control, the Company shall use its commercially reasonable efforts to either (i) obtain the consents under all existing indebtedness required to permit the repurchase of the Securities pursuant to any Company Change in Control Repurchase Notice or (ii) repay in full all existing indebtedness and terminate all commitments under all existing indebtedness, in each case the terms of which would prohibit the repurchase of the Securities pursuant to any Company Change in Control Repurchase Notice; provided that if no Holders deliver a Change in Control Repurchase Notice prior to such date or if the Company shall have satisfied its obligations to repurchase the Securities of all Holders that have submitted a Change in Control Repurchase Notice, the Company shall be deemed to have satisfied the requirements of this Section 3.09(d).

Section 3.10.  Effect of Repurchase Notice or Change in Control Repurchase Notice.  Upon receipt by the Paying Agent of a Repurchase Notice or Change in Control Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Change in Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or Change in Control Repurchase Price, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, with respect to such Security.  Such Repurchase Price or Change in Control Repurchase Price, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Change in Control Repurchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.08 or Section 3.09, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08 or Section 3.09(c), as applicable.  Securities in respect of which a Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, unless such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Repurchase Notice or Change in Control Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Change in Control Repurchase Notice, as the case may be, at any time prior to the close of business on the Repurchase Date or the Change in Control Repurchase Date, as the case may be, specifying:

(i)        if the Security with respect to which such notice of withdrawal is being submitted is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(ii)       the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii)      the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Change in Control Repurchase Notice, as the case may be, and which has been or will be delivered for repurchase by the Company.

There shall be no repurchase of any Securities pursuant to Section 3.08 if an Event of Default (other than a default in the payment of the Redemption Price) has occurred prior to, on or after, as the case may be, the giving by the Holders of such Securities of the required Repurchase Notice and such Event of Default is continuing.  The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.11.  Deposit of Repurchase Price or Change in Control Repurchase Price.  Prior to 11:00 a.m. (New York City time) on the Business Day immediately following the Repurchase Date or the Change in Control Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary thereof or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date or Change in Control Repurchase Date, as the case may be.

Section 3.12.  Securities Repurchased in Part.  Any Security in definitive form that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities in definitive form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security in definitive form so surrendered which is not repurchased.

Section 3.13.  Covenant to Comply with Securities Laws upon Repurchase of Securities.  When complying with the provisions of Sections 3.08 or 3.09 hereof (so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all federal and state securities laws so as to permit the rights and obligations under Sections 3.08 or 3.09 to be exercised in the time and in the manner specified in Sections 3.08 or 3.09.

Section 3.14.  Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Change in Control Repurchase Date, as the case may be, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or Change in Control Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 7.01(f)).

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Securities.  The Company shall promptly make all payments and deliveries in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, by 11:00 a.m. (New York City time), on the dates required pursuant to Section 2.04 hereof.  Interest installments, Liquidated Damages, Contingent Interest, principal amount, Redemption Price, Repurchase Price, Change in Control Repurchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded quarterly, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on demand.  The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

Section 4.02.  SEC and Other Reports.  The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports shall be provided to the Trustee at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  In addition, the Company shall comply with the other provisions of TIA Section 314(a).

Section 4.03.  Compliance Certificate; Notice of Default.

(a)        The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2009) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the signers thereof may have knowledge.

(b)        The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee promptly, and in any event within 15 days after becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.  The Trustee shall not be deemed to have knowledge of a Default or Event of Default unless one of its Responsible Officers receives written notice of the Default or Event of Default from the Company or any of the Holders.

Section 4.04.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05.  Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where  Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Trustee’s office located at U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292, shall initially be such office or agency where Securities may be surrendered for payment, and the Corporate Trust Office shall initially be such office or agency for all of the other aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office or agency of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain at least one Paying Agent having an office or agency in the Borough of Manhattan, The City of New York.

Section 4.06.  Delivery of Certain Information.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Common Stock delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Common Stock delivered upon conversion thereof or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions.  Whether a Person is a Beneficial Owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.07.  No Registration Rights. Liquidated Damages.

(a)        Holders shall not have the benefit of any registration rights with respect to the Securities.  The Company acknowledges and agrees that Holders of the Securities will suffer damages if the Company fails to fulfill its obligations under this Section 4.07, and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company agrees to pay liquidated damages on the Securities (“Liquidated Damages”) under the circumstances and to the extent set forth below:

(i)        if at any time during the six month period beginning on, and including, the date which is six months after December 22, 2009, (1) the Company fails to timely file with the SEC any reports required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K) or (2) the Securities are not otherwise freely tradable by Holders other than Affiliates of the Company (as a result of restrictions pursuant to applicable law or the terms of the Indenture or the Securities), Liquidated Damages will accrue on the Securities at the rate of 0.25% per annum on the aggregate principal amount of all Securities then outstanding for each day during such period for which an event specified in the foregoing clauses (1) or (2) has occurred and is continuing, which rate will be increased by an additional 0.25% per annum following the 90th day on which such Liquidated Damages have accrued, provided that in no event shall such Liquidated Damages accrue at a rate per annum exceeding 0.50% of the aggregate principal amount of all Securities then outstanding; provided further that, in the case of the foregoing clause (1), the Company shall have fourteen calendar days, in the aggregate, to cure any such late filings before any such Liquidated Damages shall accrue; and

(ii)       if at any time during the period beginning on, and including, the date which is 365 days after December 22, 2009, the restrictive legend on the Securities has not been removed or the Securities are not otherwise freely tradable by Holders other than Affiliates of the Company, Liquidated Damages will accrue on the Securities at the rate of 0.25% per annum on the aggregate principal amount of all Securities then outstanding until the restrictive legend on the Securities has been removed and the Securities are freely tradable, which rate will be increased by an additional 0.25% per annum following the 90th day on which such Liquidated Damages have accrued; provided that the rate at which such Liquidated Damages accrue pursuant to this Section 4.07(a)(ii) shall in no event exceed 0.50% per annum.

(b)        So long as any Securities remain outstanding, the Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid.

Any amounts of Liquidated Damages due pursuant to clause (a)(i) or (a)(ii) of this Section 4.07 will be payable in cash semiannually on June 6 and December 6 of each year (each, a “Damages Payment Date”), commencing with the first such Damages Payment Date occurring after any such Liquidated Damages commence to accrue, to Holders to whom regular interest is payable on the Damages Payment Date; provided that any Liquidated Damages accrued with respect to any Security or portion thereof called for redemption by the Company on a redemption date or converted into shares of Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Security or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion).  The amount of Liquidated Damages for Securities will be determined by multiplying the applicable rate of Liquidated Damages by the aggregate principal amount of all Securities then outstanding on the first Damages Payment Date following the date on which such Liquidated Damages begin to accrue (and thereafter at the next succeeding Damages Payment Date until the event giving rise to such Liquidated Damages shall have been cured), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

(c)        If at any time Liquidated Damages become payable by the Company with respect to the Securities pursuant to this Section 4.07, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such Liquidated Damages are payable pursuant to the terms of this Section 4.07.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.

Section 4.08.  Calculation of Tax Original Issue Discount.  At the request of the Trustee, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on the Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be reasonably requested by the Trustee and relevant under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.

ARTICLE 5
SUCCESSOR CORPORATION

Section 5.01.  When the Company May Consolidate, Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into any other Person or sell, lease exchange or otherwise transfer (in one transaction or a series of related transactions) all or substantially all of its properties and assets to any other Person, unless:

(a)        (i) the Company shall be the resulting or surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease, exchange or other transfer all or substantially all of the properties and assets of the Company (A) shall be a corporation, limited partnership, limited liability company or other business entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)        immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

(c)        the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, exchange or other transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.  The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, lease, exchange or other transfer is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and except for obligations the Company may have under a supplemental indenture pursuant to Section 9.06, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 9.06, the Company, the Trustee and the

successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company, as applicable.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.  Subject to the provisions set forth below in this Section 6.01, each of the following events is an “Event of Default”:

(a)        the failure to pay interest (including Contingent Interest and Liquidated Damages, if any) on any Securities when the same becomes due and payable and the continuation of such default for a period of 30 days, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

(b)        the failure to pay the principal of any Securities, when such principal becomes due and payable, at Stated Maturity, upon acceleration, upon redemption or otherwise (including the failure to make cash payments due upon conversion or make a payment to repurchase Securities tendered pursuant to a Repurchase Notice or Change in Control Repurchase Notice), whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

(c)        the failure to provide a Company Change in Control Repurchase Notice in accordance with the terms of Section 3.09(b) hereof;

(d)        a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the beneficial Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(e)        a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any of its Subsidiaries, or the payment of which is guaranteed by the Company or any of its Subsidiaries, whether such indebtedness now exists or is created after the issuance of the Securities, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness after any applicable grace period provided in such indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its express maturity and, in either such case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least $10,000,000; provided that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 45 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequential acceleration of the Securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(f)         one or more judgments in an uninsured aggregate amount in excess of $10,000,000 shall have been rendered against the Company or any of its Subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(g)        the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

(i)        commences a voluntary case or proceeding;

(ii)       consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)      consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)     makes a general assignment for the benefit of its creditors; or

(v)      shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

(h)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)        is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(ii)       appoints a custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties; or

(iii)      orders the liquidation of the Company or any Significant Subsidiary of Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.

(a)        If an Event of Default (other than an Event of Default specified in  clause (g) or (h) of Section 6.01) shall occur and be continuing, the Trustee may, and at the written request of the Holders of at least 25% in principal amount of outstanding Securities shall, declare the principal of and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) on all the Securities to be due and payable by notice in writing to the Company (the “Acceleration Notice”).  Such notice shall specify the respective Event of Default and that it is a “notice of acceleration.”  Upon the giving of an Acceleration Notice, the principal of and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) on all the Securities shall become immediately due and payable.  If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs and is continuing, then all unpaid Obligations on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)        At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest (including Contingent Interest and Liquidated Damages, if any) that has become due solely because of such acceleration, (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (d) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of all the Securities plus accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice in writing to the Trustee (and without notice to any other Holder), may waive an existing Event of Default and its consequences, except (i) an Event of Default described in Section 6.01(a) or 6.01(b), (ii) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (iii) an Event of Default which constitutes a failure to convert any Security in accordance with the terms of Article 10.  When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.  This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06.  Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)        the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b)        the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(c)        such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)        the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e)        the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07.  Rights of Holders to Receive Payment and to Convert.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments (including Contingent Interest and Liquidated Damages, if any), the principal amount, Redemption Price, Repurchase Price, Change in Control Repurchase Price or interest, if any, due on overdue amounts in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the enforcement of the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default described in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor upon the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether any amounts in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)        to file and prove a claim for any accrued but unpaid amounts due in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b)        to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Securities and for any accrued but unpaid interest amounts due (including Contingent Interest and Liquidated Damages, if any) in respect of the Securities, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD:  the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11.  Suits.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.  This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12.  Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the fullest extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any amounts due in respect of the Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the fullest extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE

Section 7.01.  Duties of Trustee.

(a)        If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)        Except during the continuance of an Event of Default:

(i)        the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)        The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)        this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

Sections 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d)        Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b), (c), (e) and (f).

(e)        The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.02.  Rights of Trustee.  Subject to its duties and responsibilities under the TIA,

(a)        the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)        whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or negligence on its part, conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel;

(c)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees, and without limiting the generality of the foregoing, the Trustee may appoint an agent (i) to obtain the quotations referred to in the definition of “Trading Price of the Securities, “and (ii) to report such quotations or determinations to the Company and the Depositary on behalf of the Trustee; and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(d)        the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

(e)        the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(f)         the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)        any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(h)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)         except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 of this Indenture.  In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(a) and 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;

(j)         delivery of reports, information and documents to the Trustee under Section 4.02 of this Indenture is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates)

(k)        the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including Paying Agent, Registrar and Conversion Agent), and to all other Persons employed to act hereunder, including the Trustee’s officers, employees, agents and custodians;

(l)         the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(m)       neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee’s gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review; and anything in this Indenture to the contrary notwithstanding, to the extent permitted by the TIA in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(n)        the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture; and

(o)        notwithstanding anything else herein contained, whenever any provision of this Indenture indicates that any confirmation of a condition or event is qualified by the words “to the knowledge of” or “known to” the Trustee or other words of similar meaning, said words shall mean and refer to the current awareness of one or more Responsible Officers who are located at the Corporate Trust Office.

Section 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04.  Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use or application of the proceeds from the Securities, and shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which Beneficial Owners are entitled to receive any notices hereunder.

Section 7.05.  Notice of Defaults.  If an Event of Default occurs and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of all current Event of Defaults known to it within 30 days after any such Event of Default occurs or, if later, within 15 days after it is known to the Trustee, unless such Event of Default shall have been cured or waived before the giving of such notice.  Notwithstanding the preceding sentence, except in the case of an Event of Default described in Sections 6.01(a) and 6.01(b), the Trustee may withhold the notice if and so long as a trust committee of officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.06.  Reports by Trustee to Holders.  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a), but only to the extent any such report is required to be given pursuant to said TIA Section

313(a), or any successor provision of the TIA.  The Trustee also shall comply with TIA Section 313(b).

Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed.  The Company agrees to notify the Trustee in writing promptly whenever the Indenture is qualified under the TIA and the Securities become listed on any securities exchange and of any delisting thereof.

Section 7.07.  Compensation and Indemnity.  The Company agrees:

(a)        to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)        to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(c)        to indemnify the Trustee or any predecessor Trustee and their respective agents, officers, directors and employees for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys’ fees and expenses and taxes (other than franchise, capital, net worth, employment and ad valorem taxes and taxes based upon, measured by or determined by the income or gross receipts of the Trustee)) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the Trustee’s exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except any money or property held in trust to pay interest installments (including Contingent Interest and Liquidated Damages, if any), the principal amount, Redemption Price, Repurchase Price, Change in Control Repurchase Price or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee.  When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(g) or Section 6.01(h), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Any amounts due and owing the Trustee hereunder (whether in nature of fees, expenses, indemnification payments or reimbursement for advances) which have not been paid by or on behalf of the Company within 15 days following written notice thereof given to the Company in accordance with the provisions of Section 11.02, shall bear interest at an interest rate equal to the Trustee’s announced prime rate in effect from time to time, plus four percent (4.0%) per annum.

Section 7.08.  Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company shall remove the Trustee if:

(a)        the Trustee fails to comply with Section 7.10;

(b)        the Trustee is adjudged bankrupt or insolvent;

(c)        a receiver or public officer takes charge of the Trustee or its property; or

(d)        the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by Board Resolution, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, notwithstanding the foregoing, the effectiveness of any such resignation or removal shall be conditioned on receipt by the retiring Trustee of all amounts due and owing under Section 7.07 hereof.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09.  Successor Trustee by Merger Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another Person, the resulting or surviving Person without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders.  Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.01 hereof.

Section 7.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent filed annual report of condition.  Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).  The Trustee shall comply with TIA Section 310(b); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

If at any time the Trustee shall cease to be eligible in accordance with this Section 7.10, it shall resign immediately in the manner and with the effect specified in Article 7.

Section 7.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12.  Force Majeure.  To the extent permitted by the TIA, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo or government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

ARTICLE 8
DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Liability on Securities.  When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash and shares of Common Stock (as applicable under the terms of this Indenture) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers’ Certificate and Opinion of Counsel.

Section 8.02.  Repayment to the Company.  The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any money or shares of Common Stock held by them for the payment of any amount and any shares of Common Stock with respect to the Securities that remain unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, as applicable, Holders entitled to the money or shares of Common Stock must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Holders with respect to such money or shares of Common Stock for that period commencing after the return thereof.

ARTICLE 9
AMENDMENTS

Section 9.01.  Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(a)        to comply with Article 5 or Section 10.11;

(b)        to cure any ambiguity, omission, defect or inconsistency in this Indenture;

(c)        to make any other change that does not adversely affect the rights of any Holder in any material respect;

(d)        to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 10.01;

(e)        to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

(f)         to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA.

Section 9.02.  With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Holder but with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 9.02 below, and waive any past Event of Default under this Indenture and its consequences, except a default in the payment of the principal of, or Redemption Price, Repurchase Price, Change in Control Repurchase Price of, or any interest on, any Security, or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Subject to Section 9.04, without the consent of each Holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)        change the Stated Maturity of, or any payment date of any installment of interest (including Contingent Interest and Liquidated Damages, if any) on, any Security;

(b)        reduce the principal amount or Redemption Price of, or the rate of interest (including Contingent Interest and Liquidated Damages, if any) on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Security;

(c)        change the currency for payment of principal of, or interest (including Contingent Interest and Liquidated Damages, if any) on, any Security;

(d)        impair the right to institute suit for the enforcement of any payment of any amount with respect to any Security when due;

(e)        adversely affect the conversion rights provided in Article 10;

(f)         modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities upon a Change in Control pursuant to Section 3.09, or to repurchase the Securities at the option of the Holders pursuant to Section 3.08;

(g)        reduce the percentage of principal amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

(h)        waive a default in the payment of any amount or shares of Common Stock with respect to any Security when due (except as provided in Section 6.02); or

(i)         make any changes to Section 6.04, Section 6.07 or this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.  Failure to mail the notice or a defect in the notice shall not affect the validity of the amendment.

Section 9.03.  Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

Section 9.04.  Revocation and Effect of Consents.  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by such Holder and every subsequent Holder of such Security or portion of such Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on such Security.  However, unless otherwise agreed by such Holder or a predecessor Holder, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every Holder.

Section 9.05.  Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company, and such new Securities may be authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06.  Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not, in the sole determination of the Trustee, adversely affect the rights, duties, powers, privileges, benefits, indemnities, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing any supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
CONVERSION OF THE SECURITIES

Section 10.01.  Conversion Privilege.

(a)        Subject to the provisions of this Article 10, a Holder of a Security may convert such Security into cash and Common Stock equal to the Conversion Value (1) at any time on or after December 15, 2028 or (2) on or prior to December 6, 2029, if, in the case of clause (2) only, any of the following conditions is satisfied:

(i)            during any fiscal quarter (the “Quarter”) commencing on or after December 22, 2009, if the Common Stock Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding such Quarter (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 120% of the Conversion Price on such 30th Trading Day;

(ii)           such Security has been called for redemption by the Company pursuant to Section 3.01 and the redemption has not yet occurred, so long as the Holder surrenders such Security for conversion prior to the close of business on the date that is two Business Days prior to the applicable Redemption Date, even if the Security is not otherwise convertible at such time;

(iii)          (A)          a distribution to all holders of Common Stock of rights, warrants or options entitling them (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) to subscribe for or purchase shares of Common Stock at a price less than the average Common Stock Price for the 10 Trading Days immediately preceding the date such distribution was first publicly announced; or

(B)                   a distribution to all holders of Common Stock of cash or other assets, evidences of Company indebtedness, rights or warrants to purchase or subscribe for Capital Stock or other securities of the Company, where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) exceeds 10% of the Common Stock Price on the Trading Day immediately preceding the date such distribution was first publicly announced;

provided that the Holder shall have no right to convert any Security pursuant to this Section 10.01(a)(iii) if the Holder of a Security otherwise participates in the distribution described in this Section 10.01(a)(iii) on an as-converted basis solely into Common Stock at the then applicable Conversion Price without conversion of such Holder’s Securities; or

(iv)          (x) if a Change in Control occurs or (y) if the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its properties and assets or other similar transaction, in each case pursuant to which the Common Stock is subject to conversion into cash, securities or other property, which transaction does not otherwise constitute a Change in Control; in the case or each of subclause (x) and (y), from and after the effective date of such transaction until and including the date that is 30 days after the effective date of such transaction.

(b)        If a Holder elects to convert its Securities in connection with a Change in Control that occurs prior to December 15, 2014, (other than relating to the composition of the Board of Directors as described in clause (d) of the definition of Change in Control in Section 1.01) and 10% or more of the fair market value of the consideration for the Common Stock (as determined by the

Board of Directors, whose determination shall be conclusive evidence of such fair market value) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, then the Conversion Rate shall be increased by the number of additional shares of Common Stock (the “Additional Shares”) determined in the manner set forth below, which will have the effect of decreasing the Conversion Price for the Securities surrendered for conversion; provided that if the Share Price in such transaction is greater than $65.00 per share or less than $7.75 per share (subject in each case to adjustment as described below), the number of Additional Shares shall be zero; and provided further that in no event will the Conversion Rate exceed approximately 129.0323 per $1,000 principal amount of Securities.  For the avoidance of doubt, (x) the adjustment provided for in this Section 10.01(b) shall only be made with respect to the Securities being converted in connection with such Change in Control and shall not be effective as to any Securities not so converted and (y) a Security will be deemed to have been converted “in connection with” a Change of Control if such Security is tendered for conversion from and after the effective date of such Change in Control until and including the date that is 30 days after the effective date of such Change in Control.

The number of Additional Shares will be determined by the Company by reference to the table attached as Schedule A hereto, based on the date the corporate transaction becomes effective (the “Effective Date”) and the share price paid per share of Common Stock in the corporate transaction (the “Share Price”); provided that if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Company shall determine the number of Additional Shares by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year.  If holders of Common Stock receive only cash in the corporate transaction, the Share Price shall be the cash amount paid per share of Common Stock.  Otherwise, the Share Price shall be the average of the closing per share sale price of the Common Stock on the five Trading Days prior to but not including the effective date of the corporate transaction.

The Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto will be adjusted in the same manner as the Conversion Price of the Securities is adjusted pursuant to this Indenture.  The number of Additional Shares will be adjusted as of any date on which the Conversion Price of the Securities is adjusted pursuant to this Indenture and will equal the number of Additional Shares applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment giving rise to the adjustment of the number of Additional Shares and the denominator of which is the Conversion Price as so adjusted.

(c)        Notwithstanding the foregoing, and in lieu of adjusting the Conversion Rate as set forth in Section 10.01(b), in the case of a Public Acquirer Change in Control, the Company may elect that, from and after the Effective Date of such Public Acquirer Change in Control, the right to convert a Security will be changed into a right to convert a Security into a number of shares of Acquirer Common Stock.  At any time prior to the twentieth day immediately preceding the proposed Effective Date of the Public Acquirer Change in Control, the Company may irrevocably elect to adjust the terms of the Holder’s conversion privilege set forth in Section 10.14 such that following such adjustment Acquirer Common Stock shall be deemed to be the Common Stock and the Conversion Rate on and following the Effective Date of such transaction described in this Section 10.01(c) shall be the product of:

(i)            the Conversion Rate in effect immediately prior to the Effective Date of such Change in Control, times

(ii)           the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change in Control (the ‘‘Valuation Period’’), of:

(A)          the Acquisition Value of our Common Stock on each such Trading Day in the Valuation Period, divided by

(B)           the Closing Sale Price of the Acquirer Common Stock on each such Trading Day in the Valuation Period.

(d)        In the case of the foregoing Sections 10.01(a)(iii)(A) and 10.01(a)(iii)(B), the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities no later than 20 days prior to the Ex-Dividend Date for such distribution.  Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company’s announcement that such distribution will not take place.  The “Ex-Dividend Date” for any such issuance or distribution means the date immediately prior to the commencement of “ex-dividend” trading for such issuance or distribution on The New York Stock Exchange or such other national securities exchange or Pink OTC Markets Inc. or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

(e)        A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

If a Security is called for redemption pursuant to Section 3.01, in order to convert such Security, the Holder must deliver the Security to the Conversion Agent (or, if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions in accordance with the Applicable Procedures) at any time prior to the close of business on the day that is two Business Days prior to the applicable Redemption Date for such Security (unless the Company shall default in paying the Redemption Price when due, in which case the conversion right shall terminate on the date such default is cured and such Security is redeemed).  A Security in respect of which a Holder has delivered a Repurchase Notice pursuant to Section 3.08 or a Change in Control Repurchase Notice pursuant to Section 3.09 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Repurchase Date or the Change in Control Repurchase Date, as the case may be, in accordance with Section 3.10.

(f)         A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock.

Section 10.02.  Conversion Procedure.

(a)        To convert a Security, a Holder must (i) if the Security is in definitive form, complete and manually sign the irrevocable conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (ii) if the Security is in definitive form, surrender the Security to the Conversion Agent, (iii) if the Security is in definitive form, furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 10.03 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures.  The later of (x) the date on which the Holder satisfies all of the foregoing requirements and (y) the Determination Date is the “Conversion Date”.  As promptly as practicable after the Conversion Date and in any event within four Business Days thereof, the Company shall deliver to the Holder through the Conversion Agent cash and shares of Common Stock in the amounts calculated in accordance with Section 10.14.

(b)        The Person in whose name the Security is registered shall be deemed to be a stockholder of record on the Conversion Date; provided that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.  Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

(c)        No payment or adjustment will be made for accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security.  The Company shall not adjust the Conversion Price to account for the accrued but unpaid interest.  Notwithstanding the foregoing, if Securities are converted after the close of business on a regular record date and prior to the opening of business on the next Interest Payment Date, including the date of maturity, Holders of such Securities at the close of business on such regular record date shall receive the accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion.  In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) payable on such Interest Payment Date on the portion so converted.  If such payment does not accompany such Security, the Security shall not be converted; provided that no such check shall be required if such Security has been called for redemption on a Redemption Date within the period between the close of business on such record date and the opening of business on such Interest Payment Date, or if such Security is surrendered for conversion on the Interest Payment Date.  If the Company defaults in the payment of interest (including Contingent Interest and Liquidated Damages, if any) payable on the Interest Payment Date, the Conversion Agent shall promptly repay such funds to the Holder.

(d)        Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 10.03.  Taxes on Conversion.  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.  However, the Holder shall pay any tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.04.  Company to Provide Stock.  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.  The certificates representing the shares of Common Stock issued upon conversion of Transfer Restricted Securities shall bear a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE OR OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’)) AND IS PURCHASING IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THE LATER OF (X) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY OR ANY AFFILIATE OF AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY)

AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) EXCEPT (A) TO AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND, IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND THE TRUSTEE (WITH RESPECT TO TRANSFERS OF SECURITIES) OR THE TRANSFER AGENT (WITH RESPECT TO TRANSFERS OF COMMON STOCK). THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

Section 10.05.  Adjustment of Conversion Price.  The Conversion Price shall be adjusted (without duplication) from time to time by the Company as follows:

(a)        In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock to all holders of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or been entitled to receive had such Security been converted immediately prior to the happening of such event.  For the purposes of calculating the Conversion Price adjustment pursuant to this Section 10.05(a), Holders of a Security shall be treated as if they had the right to convert the Security solely into Common Stock at the then applicable Conversion Price.  An adjustment made pursuant to this Section 10.05(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

(b)        In case the Company shall issue to all holders of Common Stock rights, warrants or options entitling such holders (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the average Common Stock Price for the 10 Trading Days immediately preceding the date the distribution of such rights, warrants or options was first publicly announced by the Company, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such issue by a fraction,

(i)            the numerator of which shall be the number of shares of Common Stock outstanding on such date of public announcement, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such average Common Stock Price, and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding on such date of public announcement plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible).

provided that no adjustment will be made if Holders of the Securities are entitled to participate in the distribution on substantially the same terms as holders of our Common Stock as if such Holders had converted their Securities solely into Common Stock immediately prior to such distribution at the then applicable Conversion Price.  Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date.  If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or convertible securities offered).

(c)        In case the Company shall distribute to all holders of Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness, other securities or other assets, or shall distribute to all holders of Common Stock, rights, warrants or options to subscribe for or purchase any of its securities (excluding (i) those rights, options and warrants referred to in Section 10.05(b); (ii) those dividends, distributions, subdivisions and combinations referred to in Section 10.05(a); and (iii) those dividends and distributions paid in cash referred to in Section 10.05(e)), then in each such case the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction,

(i)            the numerator of which shall be the Market Price on the record date for the determination of holders of Common Stock entitled to receive such distribution less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case  applicable to one share of Common Stock, and

(ii)           the denominator of which shall be the Market Price on such record date,

such adjustment to become effective immediately after the record date for such distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Common Stock issuable upon such conversion, the distribution such Holder would have received had such

Holder converted its Security solely into Common Stock at the then applicable Conversion Price immediately prior to the record date for such distribution; provided that no adjustment will be made if Holders of the Securities are entitled to participate in the distribution on substantially the same terms as holders of our Common Stock as if such Holders had converted their Securities solely into Common Stock immediately prior to such distribution at the then applicable Conversion Price;

Notwithstanding the foregoing, if the distribution by the Company to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (unless such Capital Stock or similar equity interests are distributed to holders in such distribution as if such holders had converted their Securities into Common Stock), the Conversion Price shall be decreased so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date with respect to such distribution by a fraction:

(i)            the numerator of which shall be the average Common Stock Price over the Spinoff Valuation Period; and

(ii)           the denominator of which shall be the sum of (x) the average Common Stock Price over the ten (10) consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock are then listed or quoted plus (y) the average fair market value (as determined by the Board of Directors and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of the distribution such holder would have received had such holder converted each Note on the record date with respect to such distribution.  If any dividend or distribution of the type described in this Section 10.05(c) is declared but not so paid or made, such adjustment to the Conversion Price shall be reversed.  In any case in which this paragraph is applicable, Section 10.05(a), Section 10.05(b) and the first paragraph of this Section 10.05(c) shall not be applicable.

(d)        In case the Company or any Subsidiary of the Company makes a payment in respect of a tender or exchange offer, other than an odd-lot offer, to holders of our Common Stock to the extent that, together with any cash and the fair market value of any other consideration in respect of any tender or exchange offer by us or any of our subsidiaries for shares of our Common Stock consummated within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 12.5% of the market capitalization of our Common Stock on the expiration date of the tender offer, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), by a fraction,

(i)            the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii)           the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Offer Expiration Time and the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

(e)        In case the Company shall declare a cash dividend or cash distribution to all of the holders of Common Stock such that the aggregate cash dividends or cash distributions per share of Common Stock in any fiscal year exceeds $0.08 (the “Dividend Threshold Amount”), the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

(i)            the numerator of which shall be the average of the Common Stock Price for the three consecutive Trading Days ending on the Trading Day immediately preceding the record date for such dividend or distribution (the “Pre-Dividend Sale Price”), minus the difference between the full amount of the dividend or distribution to the extent payable in cash applicable to one share of our Common Stock and the Dividend Threshold Amount, and

(ii)           the denominator of which shall be the Pre-Dividend Sale Price,

such adjustment to become effective immediately after the record date for such dividend or distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Common Stock issuable upon such conversion, the amount of cash such Holder would have received had such Holder converted its Security solely into Common Stock at the then applicable Conversion Price immediately prior to the record date for such cash dividend or cash distribution.  If such cash dividend or cash distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(f)         In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount that increases the offeror’s ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the Offer Expiration Time exceeds the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i)            the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii)           the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time.  If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.  Notwithstanding the foregoing, the adjustment described in this Section 10.05(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5.

(g)        In any case in which this Section 10.05 shall require that an adjustment be made immediately following a record date established for purposes of this Section 10.05, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.09) issuing to the holder of any Security converted after such record date the cash, shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the cash, shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the cash and shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

(h)        Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

Section 10.06.  No Adjustment.  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided that any adjustments which by reason of this Section 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article 10 shall be made to the nearest cent, with one-half cent rounded up, or to the nearest ten thousandth (0.0001) of a share, with each five hundred thousandth (0.00005) of a share being rounded up, as the case may be..

No adjustment need be made upon the issuance of Common Stock under any present or future employee benefits plan or program of the Company.

No adjustment need be made upon the issuance of Common Stock pursuant to (i) the exercise of any options, warrants or rights to purchase such Common Stock, (ii) the exchange of any exchangeable securities for such Common Stock or (iii) the conversion of any convertible securities into such Common Stock, in each case so long as such options, warrants, rights to purchase, exchangeable securities or convertible securities are outstanding as of the date on which the Securities are first issued.

No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

Section 10.07.  Equivalent Adjustments.  If, as a result of an adjustment made pursuant to Section 10.05 above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 10.

Section 10.08.  Adjustment for Tax Purposes.  The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 10.05, as the Board of Directors in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or other securities, or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its holders of Common Stock shall not be taxable to such holders.

Section 10.09.  Notice of Adjustment.  Whenever the Conversion Price is adjusted, or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error, and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

Section 10.10.  Notice of Certain Transactions.  In case:

(a)           the Company shall declare a dividend (or any other distribution) on the Common Stock; or

(b)           the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(c)           of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any holders of Common Stock is required, or of the sale or transfer of all or substantially all of the properties and assets of the Company; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

Section 10.11.  Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.  If any of the following shall occur, namely:  (i) any reclassification or change of outstanding shares of Common

Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the resulting or surviving corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security solely into Common Stock at the then applicable Conversion Price immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance.  Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 10.  If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.  The provision of this Section 10.11 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances.  Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Securities may be made pursuant to Section 10.05 shall not be deemed to be a sale or conveyance of all or substantially all of the properties and assets of the Company for purposes of this Section 10.11.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property receivable by

Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

Section 10.12.  Trustee’s Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.09.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 10.  Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.12 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11.

Section 10.13.  Voluntary Reduction.  The Company from time to time may reduce the Conversion Price by any amount for any period of time if such period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during such period; if the Board of Directors determines, in good faith, that such decrease would be in the best interests of the Company; provided that in no event may the Conversion Price be less than the par value of a share of Common Stock. Any such determination by the Board of Directors shall be conclusive.

Section 10.14.  Conversion Value of Securities Tendered.

(a)        Holders tendering the Securities for conversion shall be entitled to receive, upon conversion of such Securities, cash and shares of Common Stock, the value of which (the “Conversion Value”) shall be equal to the product of:

(i)            (A) the aggregate principal amount of Securities to be converted divided by 1,000 multiplied by (B) the then applicable Conversion Rate; and

(ii)           the average of the Common Stock Prices for the ten consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits, stock dividends and similar events) beginning on the second Trading Day immediately following the day the Securities are tendered for conversion (the “Ten Day Average Closing Stock Price”).

(b)        Subject to certain exceptions described below and under Sections 10.01(b) and 10.01(a)(iii), the Company shall deliver the Conversion Value to converting holders as follows:

(i)            an amount in cash (the “Principal Return”) equal to the lesser of (a) the Conversion Value of the Securities to be converted and (b) the aggregate principal amount of the Securities to be converted;

(ii)           if the Conversion Value of the Securities to be converted is greater than the Principal Return, an amount in whole shares (the “Net Shares”), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the “Net Share Amount”); and

(iii)          an amount paid in cash, determined as set forth below, in lieu of any fractional shares of Common Stock.

The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Ten Day Average Closing Stock Price, and rounding down to the nearest whole share.  Holders of Securities will not receive fractional shares upon conversion of Securities.  In lieu of fractional shares, Holders will receive cash for the value of the fractional shares, which cash payment shall be based on the Ten Day Average Closing Stock Price.

The Conversion Value, Principal Return, number of Net Shares, Net Share Amount and the cash payment for fractional shares shall be determined by the Company at the end of the ten consecutive Trading Day period beginning on the second Trading Day immediately following the day the Securities are tendered for conversion (the “Determination Date”).

(c)        The Company shall pay the Principal Return and cash for fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Conversion Date, but in no event later than four Business Days thereafter.  Except as provided in Section 10.02(c), delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon.  Any accrued interest (including Contingent Interest and Liquidated

Damages, if any) payable on a converted Security shall be deemed paid in full rather than canceled, extinguished or forfeited.

(d)           Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Value, Principal Return, number of Net Shares, the Net Share Amount or any other computation required under this Article 10, all of which shall be determined by the Company (or the Trustee, as the case may be) in accordance with the provisions of this Indenture, and the Trustee and Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively rely on the correctness thereof.

Section 10.15.  Simultaneous Adjustments.  In the event that this Article 10 requires adjustments to the Conversion Price under more than one of Sections 10.05(a) and (c), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.05(c), as applicable, and, second, the provisions of Section 10.05(a).  If more than one event requiring adjustment pursuant to Section 10.05 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Conversion Price protection provided in Section 10.05.

ARTICLE 11
MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.  Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing, in the English language and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission (confirmed orally) to the following facsimile numbers:

if to the Company, to:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, Iowa 50266

if to the Trustee, to:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 11.03.  Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)        an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)        an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.05.  Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)        a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)        a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)        a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 11.06.  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.07.  Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 11.08.  Legal Holidays.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest (including Contingent Interest and Liquidated Damages, if any), shall accrue for the intervening period.

Section 11.09.  Governing Law.  THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.10.  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such Obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.11.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12.  Multiple Originals.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.13.  Table of Contents and Headings. The Table of Contents and the headings of the Articles or Sections of this Indenture have been inserted for convenience of reference only, are not to be considered as part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14.  Tax Treatment of The Securities.  The Company agrees, and by acceptance of a beneficial interest in a Security each Holder and any Beneficial Owner of a Security shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Treasury regulation section 1.1275-4 or any successor provision (the “contingent payment regulations”). For United States federal income tax purposes, the Company further agrees, and by acceptance of a beneficial interest in a Security each Holder and any Beneficial Owner of a Security shall be deemed to agree (i) to treat the cash and the fair market value of any Common Stock received upon the conversion of a Security as a contingent payment for purposes of the contingent payment regulations, (ii) to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes (i.e., Tax Original Issue Discount) according to the “noncontingent bond method” set forth in the contingent payment regulations, using the comparable yield of 11.50% compounded semi-annually, and (iii) to be bound by the Company’s determination of the “projected payment schedule,” within the meaning of the contingent payment regulations, with respect to the Securities. Holders or Beneficial Owners may obtain the issue price, amount of Tax Original Issue Discount, issue date, comparable yield and projected payment schedule, by submitting a written request for it to the Company at the following address: 6000 Westown Parkway, West Des Moines, IA 50266. Attention: John M. Matovina.

The Company acknowledges and agrees, and by acceptance of a beneficial interest in a Security each Holder and any Beneficial Owner of a Security shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Securities and (ii) the comparable yield and the projected payment schedule that a Holder or Beneficial Owner may obtain as described above do not constitute a representation by the Company regarding the actual amounts that will be paid on the Securities or the value of the Common Stock into which the Securities may be converted.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Financial Officer & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE OR OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’)) AND IS PURCHASING IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THE LATER OF (X) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY OR ANY AFFILIATE OF AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) EXCEPT (A) TO AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND, IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND THE TRUSTEE (WITH RESPECT TO TRANSFERS OF SECURITIES) OR THE TRANSFER AGENT (WITH RESPECT TO

TRANSFERS OF COMMON STOCK). THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. BEGINNING ON JANUARY 1, 2010, THE HOLDER MAY, UPON REQUEST, OBTAIN FROM THE OBLIGOR THE SECURITY’S ISSUE PRICE, ISSUE DATE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY (I.E. THE COMPARABLE YIELD AS DESCRIBED BELOW) AND “PROJECTED PAYMENT SCHEDULE”, AS DEFINED BELOW, BY CONTACTING 6000 WESTOWN PARKWAY, WEST DES MOINES, IOWA 50266, ATTENTION: JOHN M. MATOVINA. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 11.50% COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY SHALL BE DEEMED TO HAVE AGREED, (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 OR ANY SUCCESSOR PROVISION (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TO TREAT THE CASH AND THE FAIR MARKET VALUE OF ANY COMMON STOCK RECEIVED UPON CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, (3) TO ACCRUE INTEREST WITH RESPECT TO THIS SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS AND (4) TO BE BOUND BY AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” EACH WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY

TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

5.25% Contingent Convertible Senior Note Due 2029

No.: 1	CUSIP: 025676 AH0

Issue Date:	Principal Amount:	$

American Equity Investment Life Holding Company, an Iowa corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of     , on December 6, 2029, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.  This Security is convertible as specified on the other side of this Security.

Interest Payment Dates:  June 6 and December 6, commencing June 6, 2010.

Record Dates:  May 20 and November 20, commencing May 20, 2010.

American Equity Investment Life Holding Company

By:
	Name:	John M. Matovina
	Title:	Chief Financial Officer & Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF GLOBAL SECURITY]

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

5.25% Contingent Convertible Senior Note Due 2029

(1)           Interest.

This Security will bear interest from December 22, 2009 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on June 6 and December 6 of each year (each, an “Interest Payment Date”), subject to Section 11.08 of the Indenture, commencing June 6, 2010.  The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded semi-annually, and it shall pay interest on overdue installments of interest and Contingent Interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate, compounded semi-annually.  Interest (including Contingent Interest and Liquidated Damages, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay additional interest (“Contingent Interest”) to the Holders during any six-month period (a “Contingent Interest Period”) from and including an Interest Payment Date to but excluding the next Interest Payment Date, commencing with the six-month period ending June 6, 2015, if the average Trading Price per Security for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Contingent Interest Period (the “Contingent Interest Average Trading Price”) equals 120% or more of the principal amount of such Security.  The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.50% per annum on the Contingent Interest Average Trading Price.  The Company will pay Contingent Interest, if any, in the same manner and at the same time as it will pay interest as described above.

Upon determination that Holders will be entitled to receive Contingent Interest for a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and notify the Trustee promptly in writing.

(2)           Method of Payment.

The Company will pay interest (including Contingent Interest and Liquidated Damages, if any) on this Security to the Person who is the registered Holder of this Security at the close of business on May 20 or November 20 (each a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date.  Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay interest (including Contingent Interest and Liquidated Damages, if any), the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity, as the case may be, to a Holder holding Securities in definitive form by check or wire payable in such money; provided that a Holder holding Securities in definitive form with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds to an account in North America at the election of such Holder.  The Company may mail an interest check to the Holder’s registered address.  Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(3)           Paying Agent, Conversion Agent and Registrar.

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

(4)           Indenture.

The Company issued the Securities under an Indenture dated as of December 22, 2009 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are senior unsecured obligations of the Company and may be issued in unlimited principal amount under the Indenture.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

(5)           Redemption at the Option of the Company.

No sinking fund is provided for the Securities.  Beginning on December 15, 2014 and during the periods thereafter to maturity, the Securities are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Redemption Date; provided that, if the Redemption Date is between the close of business on a Record Date and the opening of business on the related Interest Payment Date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant Record Date.

Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address.  If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 11:00 a.m., New York City time, on the Redemption Date, immediately after such Redemption Date, interest (including Contingent Interest and Liquidated Damages, if any) shall cease to accrue on such Securities or portions thereof.  Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

(6)           Repurchase By the Company at the Option of the Holder on Specified Dates; Repurchase at the Option of the Holder Upon a Change in Control.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, on December 15, 2014, December 15, 2019 and December 15, 2024 (each, a “Repurchase Date”), all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Repurchase Date until the close of business on the Business Day prior to such Repurchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including

Contingent Interest and Liquidated Damages, if any) thereon, up to but not including the Change in Control Repurchase Date which Change in Control Repurchase Price shall be paid in cash (provided that if the Change in Control Repurchase Date is between the close of business on a Record Date and the opening of business on the related Interest Payment Date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant Record Date).  Holders have the right to withdraw any Repurchase Notice or Change in Control Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) on all Securities or portions thereof to be repurchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is held by the Paying Agent by 11:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or the Change in Control Repurchase Date, interest (including Contingent Interest and Liquidated Damages, if any) shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Change in Control Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, and interest (including Contingent Interest and Liquidated Damages, if any) upon surrender of such Security.

(7)           Conversion.

Upon satisfaction of the conditions set forth in Section 10.01(a) of the Indenture, a Holder of a Security may convert any portion of the principal amount of any Security that is an integral multiple of $1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/10000th of a share) of Common Stock in accordance with the provisions of Section 10.14 of the Indenture; provided that if such Security is called for redemption, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed).  Such conversion right shall commence on the initial issuance date of the Securities and expire at the close of business on the date of maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures.  The Conversion Price shall, as of the date of the Indenture, initially be $9.69 per share of Common Stock.  The Conversion Rate shall, as of the date of the Indenture, initially be approximately 103.1992.  The Conversion Price and Conversion Rate will be adjusted under the circumstances specified in the Indenture.  Upon conversion, no adjustment for interest (including Contingent Interest and Liquidated Damages, if any) or dividends will be made.  No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Ten Day Average Closing Stock Price (as defined in the Indenture).  Except as provided in Section 10.02(c) of the Indenture, delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon.  Any accrued interest (including Contingent Interest and Liquidated Damages, if any) payable on a converted Security will be deemed paid in full, rather than canceled, extinguished or forfeited.

In addition, following a Change in Control that occurs prior to December 15, 2014 (other than relating to the composition of the Board of Directors as described in clause (d) of the definition of Change in Control in Section 1.01) and for which 10% or more of the fair market value of the consideration for the Common Stock (as determined by the Board of Directors) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, a Holder who elects to convert its Securities in connection with such corporate transaction will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or other tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures.  If a Holder surrenders a Security for conversion between the close of business on the Record Date and the opening of business on the related Interest Payment Date, the Security must be accompanied by payment of an amount equal to the interest (including Contingent Interest and Liquidated Damages, if any) payable on such Interest Payment Date on the principal amount of the Security or portion thereof then converted; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between close of business on such Record Date and the opening of business on such Interest Payment Date, or if such Security is surrendered for conversion on the Interest Payment Date.  A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a Repurchase Notice or a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.08 or Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

(8)           Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed), or any Securities in respect of which a Repurchase Notice or a Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased), or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(9)           Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

(10)         Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder in any material respect, (ii) to comply with Article 5 or Section 10.11 of the Indenture, (iii) to make provisions with respect to the conversion right of Holders pursuant to the requirements of Section 10.01 of the Indenture, (iv) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (v) to comply with the provisions of the TIA or any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

(11)         Defaults and Remedies.

Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee is not obligated to enforce the

Indenture or the Securities unless it has received security or indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities at the time outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a default in payment of principal or interest when due, for any reason) if it determines in good faith that withholding notice is in the interests of Holders.

(12)         Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13)         No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

(14)         Ranking.

The Securities shall be unsecured senior obligations of the Company and shall rank equally in right of payment with any other existing and future senior indebtedness of the Company and senior to any future subordinated indebtedness of the Company.

(15)         Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

(16)         Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (“Tenants In Common”), TEN ENT (“Tenants By The Entireties”), JT TEN (“Joint Tenants With Right Of Survivorship And Not As Tenants In Common”), CUST (“Custodian”) and U/G/M/A (“Uniform Gift To Minors Act”).

(17)         Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

(18)         CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                  agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

To convert this Security into Cash and Common Stock of the Company, check the box  ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. or tax ID no.)

Date:	(Print or type other person’s name, address and zip code)

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

FORM OF REPURCHASE NOTICE

To:          American Equity Investment Life Holding Company

The undersigned registered holder of this Security requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions specified in paragraph 6 of this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not
repurchased if to be issued other than
to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all):  $    ,000

date of requested repurchase:  December 15, 20
            (specify either December 15, 2014, 2019 or 2024)

FORM OF OPTION TO ELECT REPURCHASE
UPON A CHANGE IN CONTROL

To:  American Equity Investment Life Holding Company

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from American Equity Investment Life Holding Company (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not
repurchased if to be issued other than
to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all):  $    ,000

SCHEDULE I

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
5.25% Contingent Convertible Senior Notes Due 2029

No:

Date	Principal Amount	Notation

EXHIBIT B

Transfer Certificate

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $               principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐            The transfer of the Surrendered Securities complies with Rule 144A under the U.S.  Securities Act of 1933, as amended (the “Securities Act”); or

☐            The transfer of the Surrendered Securities is pursuant to an exemption from the registration requirement of the Securities Act provided by Rule 144 thereunder; or

☐            The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐            A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries.

The undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

Date:

Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature(s)e Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

B-1

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities:

	Stock Price
Effective Date	$7.75	$9.00	$9.69	$11.00	$12.00	$15.00	$25.00	$35.00	$45.00	$55.00	$65.00

December 22, 2009	25.8331	19.6342	17.1311	13.5554	11.5342	7.6208	2.7768	1.2180	0.5386	0.2081	0.0593

December 15, 2010	25.8331	19.6897	16.9866	13.1826	11.0842	7.1408	2.5368	1.1094	0.4875	0.1863	0.0501

December 15, 2011	25.8331	19.2230	16.2539	12.1826	10.0258	6.1608	2.1088	0.9265	0.4075	0.1554	0.0393

December 15, 2012	25.8331	18.0897	14.7678	10.4099	8.2258	4.6675	1.5368	0.6865	0.3053	0.1154	0.0285

December 15, 2013	25.8331	15.1453	11.3829	6.9190	4.9842	2.4475	0.8048	0.3723	0.1742	0.0736	0.0177

December 15, 2014	25.8331	7.9119	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000